SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     Effective January 1, 2004, Waste Management, Inc. (the “Company”) initiated a landfill pricing study by implementing different levels of price increases at 30 of its landfills. The Company will periodically make reports on the landfill pricing study, which will be included on the Company's website and in reports filed with the Securities and Exchange Commission. This study does not affect the Company’s pricing practices and decisions at its other landfills, which are made from time to time in the ordinary course of its business. The objective of the study is to gather and analyze information to assist the Company in better understanding the reactions to price increases in various markets in the U.S. and Canada.

     The 30 sites were chosen based upon a number of criteria, including broad geographic scope, third party disposal volumes, and internal revenue growth. Although some of the chosen landfills do not meet all of the criteria, the Company attempted to select those landfills for the study that: receive a significant amount of third party disposal volumes; are located within Market Areas where the majority of the volume does not go to municipal sites; and had positive volume internal revenue growth while experiencing flat-to-negative yield internal revenue growth in the first nine-months of 2004.

     The Company will raise disposal pricing on municipal solid waste (“MSW”) and/or construction and demolition waste (“C&D”) at the chosen landfills. The volumes received at the 30 chosen landfills represent approximately 16% of the Company’s total MSW volumes and 7% of its total C&D volumes for the nine months ended September 30, 2004. The Company currently plans for the study to be in effect throughout 2005. Price increases for customers that are not under contract will generally range from 2.5% to 7.5% and will go into effect immediately; however, some customers will be temporarily exempted from the price increase, either because of a recent price increase or certain other factors. Pricing for customers under contract will be limited by the terms of the customers’ agreements.

     The 30 landfills included in the study are:

Group	Market Area	Landfill Name

Canada	Northeast Canada Northern Alberta	Ottawa Landfill West Edmonton Landfill

East	Western Pennsylvania Western Pennsylvania Virginia/Maryland Virginia/Maryland Boston — Western Massachusetts New Hampshire/Maine	Shade — RCC Landfill Lake View Landfill King George Landfill Amelia Landfill Fitchburg — RCI Landfill Crossroads Landfill

Midwest	Wisconsin	Orchard Ridge Landfill

	Minnesota Michigan Michigan Illinois Ohio Ohio Ohio	Burnsville Sanitary Landfill Autumn Hills Landfill Westside Landfill Five Oaks RDF Suburban South RDF Mahoning Landfill American Landfill

South	Carolinas Arkansas Gulf Coast Central Texas Mississippi Oklahoma Tennessee/North Alabama Houston North Texas	Palmetto Landfill Tontitown Landfill Chastang Landfill Austin Community Landfill Pecan Grove Sanitary Landfill East Oak RDF Chestnut Ridge Landfill Atascocita Landfill New Boston Landfill

West	North Bay North Bay Oregon Arizona Ventura	Altamont Landfill Redwood Landfill Hillsboro Landfill Northwest Regional Landfill Simi Valley Landfill

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: January 7, 2005	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel and Chief Compliance Officer